UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)       Straight Path Communication Inc.’s (the “Company”) Annual Meeting of Stockholders was held on January 12, 2017 (the “Meeting”). Stockholders voted on the matters set forth below.

(b)       (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the election of directors were voted in connection with each of the Board of Directors nominees named in the Proxy Statement of the Company.

Election of Directors

Each of the nominees for election to the Board of Directors were elected, for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
Davidi Jonas	2,700,693	58,209	43,825
K. Chris Todd	2,751,006	10,333	41,388
William F. Weld	2,709,285	52,055	41,387
Fred S. Zeidman	2,750,812	8,528	43,387

There were 436,093 broker held non-voted shares represented at the Meeting with respect to this matter.

(2)    Ratification of the appointment of Zwick and Banyai, PLLC

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the ratification of the appointment of Zwick and Banyai, PLLC as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2017, were voted on such matter.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
3,215,602	18,106	5,113

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(3)    Advisory Vote on Executive Compensation

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an advisory vote on the compensation of the “Named Executive Officers” identified in the 2016 Summary Compensation Table in the “Executive Compensation” section of the Company’s 2016 Proxy Statement.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
2,734,371	26,418	41,938

There were 436,093 broker held non-voted shares represented at the Meeting with respect to this matter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Jonathan Rand
Name:	Jonathan Rand
Title:	Chief Financial Officer

Dated: January 17, 2017

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